SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2002

LENOX BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-28162 (Commission File Number)	31-1445959 (IRS Employer Identification No.)

4730 Montgomery Road, Cincinnati, Ohio 45212

(Address of principal executive offices)   Zip Code

(513) 531-8655

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

        On September 27, 2002 Lenox Bancorp, Inc., Lenox Savings Bank and Virginia M. Heitzman, the former Chief Executive Officer of each of Lenox Bancorp and Lenox Savings Bank, reached an agreement in principle to settle all pending arbitration and claims, subject to regulatory approval. The last required regulatory approval was received on December 10, 2002 and on December 16, 2002 the Boards of each of Lenox Bancorp and Lenox Savings Bank ratified the consummation of the transactions contemplated by the Settlement Agreement. Lenox Bancorp and Lenox Savings Bank reserved adequate funds for this Settlement Agreement in 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2002	LENOX BANCORP, INC. By: /s/John C. Lame John C. Lame President and Chief Executive Officer